UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 4, 2009
BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)
New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120

(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880

(Address of Principal Executive Offices)	(Zip Code)
(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On November 4, 2009, Becton, Dickinson and Company (“BD”) issued a press release announcing its financial results for its fourth fiscal quarter and fiscal year ending September 30, 2009. A copy of the press release is furnished as Exhibit 99.1 to this report.
The press release furnished as Exhibit 99.1 contains certain financial measures that differ from those presented in accordance with U.S. generally accepted accounting principles (“non-GAAP measures”). As described below, certain of these non-GAAP measures eliminate the effect of the charge relating to our pending settlement of certain antitrust class action suits (the “Litigation Charge”) and the tax benefit relating to various tax settlements (the “Tax Benefit”) that occurred in fiscal year 2009. In addition, during fiscal year 2009, the U.S. dollar strengthened significantly against most foreign currencies, primarily the Euro, compared to rates from fiscal year 2008. As a result, foreign currency translation impacted our operating results to a greater degree than we have typically experienced. Accordingly, certain non-GAAP measures eliminate the effect of foreign currency translation, including gains from our hedging activities.
•	Revenues. We present international and total revenue growth rates (for the total company and each of its segments and business units, and for revenues relating to our safety-engineered devices) for the fourth quarter of fiscal year 2009 and for the full 2009 fiscal year at constant foreign exchange rates. We believe that this allows investors to better understand the underlying operating results of BD, thereby facilitating comparisons to prior periods.

•	Gross Profit. We present gross profit for the fourth quarter of fiscal year 2009 and for the full 2009 fiscal year after eliminating the effect of foreign currency translation. Foreign currency translation caused our gross profit for these periods to be lower than it otherwise would have been. We believe that eliminating the effect of foreign currency translation allows investors to better understand the underlying operating results of BD, and allows investors to more easily compare BD’s gross profit for these periods to other periods.

•	Selling and Administrative Expense. We present selling and administrative expense for fiscal year 2009 (“Adjusted 2009 S&A”) after excluding the impact of the Litigation Charge. This charge caused our selling and administrative expense to be higher than it otherwise would have been, but is not considered by management to be part of ordinary operations. Accordingly, we believe that this adjusted measure of selling and administrative expense is more indicative of BD’s performance, and allows investors to more easily compare BD’s selling and administrative expense to other periods.

We also present selling and administrative expense for the fourth quarter of fiscal year 2009 and Adjusted 2009 S&A after eliminating the effect of foreign currency translation. Foreign currency translation caused our selling and administrative expense for these periods to be lower than it otherwise would have been. We believe that eliminating the effect of foreign currency translation allows investors to better understand the underlying operating results of BD, and allows investors to more easily compare BD’s selling and administrative expense for these periods to other periods.

•	Research and Development. We present research and development expense for the fourth quarter of fiscal year 2009 and for the full 2009 fiscal year after eliminating the effect of foreign currency translation. Foreign currency translation caused such expense for these periods to be lower than it otherwise would have been. We believe that eliminating the effect of foreign currency translation allows investors to better understand our research and development expense, and allows investors to more easily compare BD’s research and development expense for these periods to other periods.

•	Operating Income. We present BD’s operating income for fiscal year 2009 after excluding the impact of the Litigation Charge (“Adjusted 2009 Operating Income”). This charge caused our operating income to be lower than it otherwise would have been, but is not considered by management to be part of ordinary operations. Accordingly, we believe that this adjusted measure of operating income is more indicative of BD’s performance, and allows investors to more easily compare BD’s operating income to other periods.

We also present operating income for the fourth quarter of fiscal year 2009 and Adjusted 2009 Operating Income after eliminating the effect of foreign currency translation. Foreign currency translation caused our operating income for these periods to be either higher or lower (depending on the period) than it otherwise would have been. We believe that eliminating the effect of foreign currency translation allows investors to better understand the underlying operating results of BD, and allow investors to more easily compare BD’s operating income for these periods to other periods.

•	Income Taxes and Effective Tax Rate. We present BD’s income taxes (“Adjusted 2009 Income Tax”) and effective tax rate for fiscal year 2009 after excluding the impact of the Litigation Charge and the Tax Benefit. These items caused our income taxes and effective tax rate for the period to be lower than they otherwise would have been, but are not considered by management to be part of ordinary operations. Accordingly, we believe that these adjusted measures of income taxes and effective tax rate are more indicative of BD’s results, and allow investors to more easily compare BD’s income taxes and effective tax rate for the period to other periods.

We also present income tax for the fourth quarter of fiscal year 2009 and Adjusted 2009 Income Tax after eliminating the effect of foreign currency translation. Foreign currency translation caused our income tax to be either higher or lower (depending on the period) than it otherwise would have been. We believe that eliminating the effect of foreign currency translation allows investors to better understand BD’s income tax expense, and allows investors to more easily compare BD’s income taxes for these periods to other periods.

•	Income from Continuing Operations. We present BD’s income from continuing operations for fiscal year 2009 after excluding the impact of the Litigation Charge and the Tax Benefit (“Adjusted 2009 Income from Continuing Operations”). These items caused income from continuing operations for the period to be lower than it otherwise would have been, but are not considered by management to be part of ordinary operations. Accordingly, we believe that this adjusted measure of income from continuing operations is more indicative of BD’s underlying performance, and allows investors to more easily compare BD’s operating income from continuing operations for the period to other periods.

We also present income from continuing operations for the fourth quarter of fiscal year 2009 and Adjusted 2009 Income from Continuing Operations after eliminating the effect of foreign currency translation. Foreign currency translation caused our income from continuing operations for these periods to be either higher or lower (depending on the period) than it otherwise would have been. We believe that eliminating the effect of foreign currency translation allows investors to better understand the underlying operating results of BD, and allows investors to more easily compare BD’s income from continuing operations for these periods to other periods.

•	Earnings Per Share from Continuing Operations. We present BD’s diluted earnings per share from continuing operations for fiscal year 2009 after excluding the impact of the Litigation Charge and the Tax Benefit (“Adjusted 2009 EPS”). These items caused our diluted earnings per share to be lower than it otherwise would have been, but are not considered by management to be part of ordinary operations. Accordingly, we believe that this adjusted measure of diluted earnings per share is more indicative of BD’s performance, and allows investors to more easily compare BD’s performance for the period to other periods.

We also present diluted earnings per share for the fourth quarter of fiscal year 2009 and Adjusted 2009 EPS after eliminating the effect of foreign currency translation. Foreign currency translation caused our diluted earnings per share for these periods to be either higher or lower (depending on the period) than it otherwise would have been. We believe that eliminating the effect of foreign currency translation for these periods allows investors to better understand the underlying operating results of BD, and facilitates comparisons to prior periods.
BD’s management uses each of these non-GAAP measures in its own evaluation of BD’s performance, particularly when comparing performance to past periods. Management also uses the non-GAAP results for budget planning purposes on a quarterly and annual basis.
BD provides non-GAAP measures to investors on a supplemental basis, as they provide additional insight into BD’s financial results. Management believes the non-GAAP results provide a reasonable measure of BD’s underlying performance before the effects of items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability.
Non-GAAP results should not be considered in isolation and are not in accordance with, or a substitute for, GAAP results. Our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. Investors should also consider these limitations when evaluating BD’s results.

A reconciliation of certain non-GAAP financial measures to the comparable GAAP measure is furnished as Exhibit 99.2 to this report.
Item 8.01 OTHER EVENTS
On October 19, 2009, Gen-Probe Incorporated (“Gen-Probe”) filed a patent infringement action against BD in the United States District Court for the Southern District of California. The complaint alleges that certain specimen collection products of BD infringe eight U.S. patents of Gen-Probe. Gen-Probe is seeking monetary damages and injunctive relief. We believe that we have meritorious defenses to this action and intend to defend this matter vigorously.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1	Press release dated November 4, 2009, which is furnished pursuant to Item 2.02

Exhibit 99.2	Reconciliation of non-GAAP financial measures, which is furnished pursuant to Item 2.02

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)
By:	/s/ Dean J. Paranicas
Dean J. Paranicas
Vice President, Corporate Secretary and Public Policy

Date: November 4, 2009

Exhibit Index

99.1	Press release dated November 4, 2009, furnished pursuant to Item 2.02

99.2	Reconciliation of non-GAAP financial measures, furnished pursuant to Item 2.02